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                                                                 EXHIBIT 23.1(B)

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-99070) pertaining to the Chicago Miniature Lamp, Inc. 1995 Incentive and Non-Statutory Stock Option Plan of our report dated January 29, 1999 with respect to the financial statements of Chicago Miniature Lamp (Canada), (Canada) Inc. included in the Annual Report (Form 10-K) of SLI, Inc. for the year ended January 3, 1999.

                                          Hards Pearson
                                          Chartered Accountants
Barrie, Ontario, Canada
March 25, 1999

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